The Vantagepoint Funds
FYE 12/31/02
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %


                             All-Equity Growth                Long-Term Growth                 Traditional Growth
Name of Fund Owned             Market Value    % of Total MV    Market Value    % of Total MV  Market Value  % of Total MV

Growth & Income                    $10,918,999         19.93%     $104,309,518          19.73%   $83,796,299       14.79%
Equity Income                       $8,217,165         15.00%      $52,731,614           9.97%   $56,660,817       10.00%
International                      $11,059,596         20.19%      $53,091,413          10.04%   $56,795,138       10.02%
US Government                               $0          0.00%               $0           0.00%            $0        0.00%
Income Preservation                         $0          0.00%               $0           0.00%  $172,014,388       30.36%
Aggressive Opportunities           $10,945,683         19.98%      $78,589,540          14.86%   $56,188,230        9.92%
Core Bond                                   $0          0.00%     $109,354,340          20.69%   $57,987,972       10.23%
Growth                             $13,644,644         24.90%     $103,858,434          19.64%   $83,155,553       14.68%
Overseas Equity Index                       $0          0.00%      $26,818,051           5.07%            $0        0.00%

Total Market Value                 $54,786,087        100.00%     $528,752,910         100.00%  $566,598,397      100.00%

Name of Fund Owned                                            Conservative Growth              Savings Oriented
                                                                Market Value    % of Total MV  Market Value  % of Total MV
Growth & Income
Equity Income                                                      $27,830,981           9.91%   $15,758,645        9.88%
International                                                      $28,041,863           9.99%   $15,864,174        9.95%
US Government                                                      $14,099,352           5.02%    $7,994,994        5.01%
Income Preservation                                                         $0           0.00%   $15,997,034       10.03%
Aggressive Opportunities                                          $140,934,080          50.19%  $103,897,649       65.13%
Core Bond                                                          $13,938,011           4.96%            $0        0.00%
Growth                                                             $28,225,871          10.05%            $0        0.00%
Overseas Equity Index                                              $27,740,419           9.88%            $0        0.00%
                                                                            $0           0.00%            $0        0.00%

Total Market Value                                                $280,810,577         100.00%  $159,512,496      100.00%